UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2016

Axovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-37418	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Clarendon House – 2 Church Street Hamilton HM 11, Bermuda	Not Applicable
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  +1 (441) 824-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 19, 2016, Axovant Sciences Ltd. (the “Company”) held its 2016 Annual General Meeting of Shareholders (the “Annual Meeting”) in Hamilton, Bermuda. The shareholders considered and approved two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 22, 2016. Of the 99,150,000 common shares outstanding as of the record date, 94,790,056 shares, or 95.6%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of shareholders at the Annual Meeting.

Proposal No. 1: Election of the Board’s two nominees, Ilan Oren and Marianne L. Romeo, to serve as Class I Directors of the Company to hold office until the 2019 Annual General Meeting of Shareholders and until their successors are duly elected. The votes were cast as follows:

Name	For	Withheld
Ilan Oren	85,029,227	7,827,290
Marianne L. Romeo	87,677,290	5,179,227

Broker Non-Votes: 1,933,539.

Proposal No. 2: Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending March 31, 2017, the appointment of Ernst & Young LLP as auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for its fiscal year ending March 31, 2017 and the authorization for the Board, through its Audit Committee, to set the remuneration for Ernst & Young LLP as auditor of the Company for its fiscal year ending March 31, 2017. The votes were cast as follows:

For	Against	Abstain
94,650,665	139,351	40

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axovant Sciences Ltd.

Date: August 22, 2016	By:	/s/ Gregory Weinhoff
		Name:	Gregory Weinhoff
		Title:	Principal Financial Officer